EX-99.g.2.ii

AMENDMENT NO. 2 TO SECURITIES LENDING AUTHORIZATION AGREEMENT

This AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT is made and effective as of the 1st day of January, 2010 (the “Effective Date”), by and between each investment company listed on Schedule 1 attached hereto (referred to herein, individually, as a “Client” and, collectively, as the “Clients”) on behalf of one or more of its series funds listed below such investment company on Schedule 1 attached hereto (referred to herein, individually, as a “Fund” and, collectively, as the “Funds”) and THE BANK OF NEW YORK MELLON, successor by operation of law to Mellon Bank, N.A (the “Lending Agent”).

WHEREAS, the Client and Mellon Bank, N.A., have entered into a certain Securities Lending Authorization Agreement dated as of July 20, 2007 with respect to certain lendable securities held by each Fund (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, The Bank of New York Mellon has succeeded by operation of law to all right, title and interest of Mellon Bank, N.A., in, to and under the Agreement; and

WHEREAS, the Client and the Lending Agent desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.           From and after the Effective Date, the Agreement is hereby amended by deleting Exhibit C therefrom in its entirety and substituting in lieu thereof a new Exhibit C identical to that which is attached hereto as Attachment 1.

2.           Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects.  Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON

By:           /s/ Kathy H. Rulong
Title:       KATHY H. RULONG
Executive Vice President
BYN Mellon Global Securities Lending

DELAWARE GROUP ADVISER FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS I, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS II, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS III, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS IV, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP EQUITY FUNDS V, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP FOUNDATION FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP INCOME FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP TAX-FREE FUND, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP GOVERNMENT FUND, on behalf of its Funds identified on Schedule 1

DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS, on behalf of its Funds identified on Schedule 1

DELAWARE POOLED TRUST, on behalf of its Funds identified on Schedule 1

VOYAGEUR MUTUAL FUNDS III, on behalf of its Funds identified on Schedule 1

DELAWARE VIP TRUST, on behalf of its Funds identified on Schedule 1

DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS GLOBAL DIVIDEND AND INCOME FUND, INC.

DELAWARE INVESTMENTS ENHANCED GLOBAL DIVIDEND AND INCOME FUND

By:             /s/ Richard Salus
Title:           Chief Financial Officer

ATTACHMENT 1
to
AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

which Amendment is made and effective as of January 1, 2010, by and between THE BANK OF NEW YORK MELLON, successor by operation of law to Mellon Bank, (the “Lending Agent”) and the Clients on behalf of their respective Funds.

EXHIBIT C
to
SECURITIES LENDING AUTHORIZATION AGREEMENT
dated July 20, 2007
by and between
THE BANK OF NEW YORK MELLON, as Lending Agent, and the Clients on behalf of their respective Funds. (as amended from time to time, the “Agreement”)

Securities Lending Fee Split

The following is the fee split referred to in Section 12 (entitled Compensation to the Lending Agent) of the Securities Lending Authorization dated July 20, 2007, by and between THE BANK OF NEW YORK MELLON, successor by operation of law to MELLON BANK, N.A., as Lending Agent, and the Clients on behalf of their respective Funds.  The Lending Agent shall retain 15% of the net securities lending revenues generated under this Agreement as compensation for its securities lending services and the Funds shall be entitled to the remainder of such net securities lending revenues.  For purposes hereof, “net securities lending revenues” shall mean (i) all loan premium fees derived from the Lending Agent’s acceptance of non-cash Collateral; plus (ii) all income and earnings from the investment and reinvestment of the Fund’s cash Collateral minus rebate and similar fees paid by the Lending Agent to the Borrower.

        THE BANK OF NEW YORK MELLON, successor by operation of law to Mellon Bank, N.A., as the Lending Agent, has agreed to be responsible for the custody transaction fees related to the securities lending activity under this Agreement.  The Lending Agent will pay these fees out of its portion of the fee split.  Except as provided above, the Lending Agent shall not charge any administrative or other fees in connection with its administration of collateral received by the Lending Agent in respect of the loan of the Funds Securities.